Exhibit 99.5

Oilfield Water Lines, LP

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2013	December 31, 2012

Assets
Current assets
Cash and cash equivalents	$1,143,664	$3,853,865
Accounts receivable - trade	7,143,976	3,834,236
Prepaid expenses and other	1,293,772	323,158

Total current assets	9,581,412	8,011,259

Property and equipment, net	32,816,035	23,386,066
Goodwill	18,681,334	18,682,609
Receivables from affiliates	72,573	—
Other assets	591,697	325,749

Total assets	$61,743,051	$50,405,683

Liabilities and capital
Current liabilities
Accounts payable - trade	$3,630,360	$4,333,007
Book overdrafts	655,653	—
Insurance notes payable	—	248,714
Accrued expenses	2,189,950	425,776
Current portion of long-term debt	1,046,953	—
Related party debt	1,880,016	1,676,357

Total current liabilities	9,402,932	6,683,854

Long-term debt	1,902,948	—

Commitments and contingencies (Note 7)

Capital
General partner (0.1%)	24,678	19,466
Limited partners (99.9%)	43,126,220	37,369,386

Total partners’ capital	43,150,898	37,388,852

Non-controlling interests	7,286,273	6,332,977

Total capital	50,437,171	43,721,829

Total liabilities and capital	$61,743,051	$50,405,683

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Oilfield Water Lines, LP

Unaudited Condensed Consolidated Statement of Operations

Six Months Ended June 30, 2013

Revenues
Crude oil sales	$12,590,048
Water disposal services	3,474,691
Trucking revenue	8,029,506

Total revenues	24,094,245

Expenses
Well servicing	11,920,178
General and administrative	2,983,318
Loss on sale of assets	13,902
Depreciation	1,296,590

Total expenses	16,213,988

Operating income	7,880,257

Interest expense	(123,097)

Income before income taxes	7,757,160

Provision for income taxes	(156,331)

Net income	7,600,829

Net income attributable to non-controlling interest	2,388,148

Net income attributable to partners	$5,212,681

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Oilfield Water Lines, LP

Unaudited Condensed Consolidated Statement of Changes in Capital

	General Partner	Limited Partners	Non- Controlling Interest	Total Capital

Balance at December 31, 2012	$19,466	$37,369,386	$6,332,977	$43,721,829

Contributions	—	3,673,943	514,040	4,187,983

Distributions	—	(3,124,578)	(1,948,892)	(5,073,470)

Net income	5,212	5,207,469	2,388,148	7,600,829

Balance at June 30, 2013	$24,678	$43,126,220	$7,286,273	$50,437,171

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Oilfield Water Lines, LP

Unaudited Condensed Consolidated Statement of Cash Flows

Six Months Ended June 30, 2013

Cash flows from operating activities
Net income	$7,600,829
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	1,296,590
Provision for doubtful accounts	258,000
Changes in operating assets and liabilities:
Accounts receivable	(3,567,740)
Accounts receivable - affiliates	(72,573)
Prepaid expenses and other current assets	(970,614)
Other assets	(265,948)
Accounts payable - trade	(702,647)
Book overdrafts	655,653
Accrued expenses and other liabilities	1,765,808
Related party debt	203,659

Net cash provided by operating activities	6,201,017

Cash flows from investing activities
Purchases of property and equipment	(10,726,919)

Net cash used in investing activities	(10,726,919)

Cash flows from financing activities
Proceeds from borrowings	2,949,902
Payment of insurance note payable	(248,714)
Contributions from partners	4,187,983
Distributions to non-controlling interests	(1,948,892)
Withdrawals by partners	(3,124,578)

Net cash provided by financing activities	1,815,701

Net decrease in cash and cash equivalents	(2,710,201)

Cash and cash equivalents
Beginning of period	3,853,865

End of period	$1,143,664

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Nature of Business

Oilfield Water Lines, LP (the “Partnership”) is a Texas Limited Partnership formed on August 6, 2012. The Partnership is engaged in the water services and hauling businesses, the assets of which primarily include water treatment and disposal facilities, trucks and trailers.

2. Summary of Significant Accounting Policies

Principles of Consolidation

The Partnership’s consolidated financial statements as of June 30, 2013 and for the six months then ended include the accounts of Oilfield Water Lines, LP and its controlled subsidiaries, which are HR OWL, LLC, OWL Operating, LLC, OWL Pearsall SWD, LLC, OWL Karnes SWD, LLC, OWL Cotulla SWD, LLC, OWL Nixon SWD, LLC, OWL Lotus, LLC and Lotus Oilfield Services, LLC.  All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim consolidated financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. The unaudited condensed consolidated financial statements include all adjustments that the Partnership considers necessary for a fair presentation of the financial position and results of operations for the interim period presented. Such adjustments consist only of normal recurring items, unless otherwise disclosed herein. Accordingly, the unaudited condensed consolidated financial statements do not include all the information and notes required by GAAP for complete annual consolidated financial statements. However, the Partnership believes that the disclosures made are adequate to make the information not misleading. These interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of the Partnership for the period from inception (August 6, 2012) through December 31, 2012. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of the Partnership’s assets, liabilities, revenues, expenses and costs. These estimates are based on management’s knowledge of current events, historical experience, and various other assumptions that it believes to be reasonable under the circumstances.

Critical estimates management makes in the preparation of the Partnership’s consolidated financial statements include the collectability of accounts receivable, estimates of useful lives and recoverability of property, plant and equipment, valuation of goodwill and accruals for various commitments and contingencies, among others. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Revenue Recognition

The Partnership generates revenues from the gathering, hauling, treatment, and disposal of wastewater generated from oil and natural gas production operations, and from the sale of recovered hydrocarbons.

The Partnership generally recognizes revenue when the customer takes ownership or assumes the risk of loss; collection of the relevant receivable is probable, persuasive evidence of arrangement exists; and the transaction price is fixed or determinable. Revenues are presented net of any sales taxes collected by the Partnership from its customers and remitted to taxing authorities.

The Partnership records revenues from crude oil sales at the time title to the product transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser. The Partnership records water disposal revenues at the time the services are performed, which is upon receipt of the wastewater at the Partnership’s disposal facilities.

The Partnership recognizes revenue upon completion of hauling services, provided collection of the relevant receivables is probable, persuasive evidence of an arrangement exists, and the price is fixed or determinable.

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Partnership grants unsecured credit to customers under normal industry standards and terms and evaluates each customer’s creditworthiness as well as general economic conditions. An allowance for doubtful accounts is established, if necessary, based on management’s assessment of the collectability of customer accounts, which assessment considers the overall creditworthiness of customers and any specific disputes. The allowance for doubtful accounts was $258,000 and $-0- at June 30, 2013 and December 31, 2012, respectively.

Property and Equipment

Property and equipment are recorded at cost.  Improvements or betterments that extend the useful life of the assets are capitalized.  Expenditures for maintenance and repairs are charged to expense when incurred.  The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the period of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently.  Depreciation is recorded using the straight-line method over the estimated useful lives of the assets.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets of acquired businesses. Goodwill is not amortized, but instead the Partnership evaluates goodwill for impairment annually, or more often if events or circumstances indicate that the assets might be impaired.

Impairments of Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 360 “Property, Plant and Equipment”, long-lived assets, such as property, and equipment, and finite-lived intangibles subject to amortization, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level.  If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. The Partnership evaluated its asset group in accordance with ASC 360 for the six months ended June 30, 2013 and concluded that no impairment of long-lived assets existed.

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

Non-Controlling Interests

The Partnership has four consolidated subsidiaries in which outside parties own interests. The Partnership’s ownership interests in these subsidiaries range from 74% to 75%. The non-controlling interest shown in the Partnership’s consolidated statement of operations represents the other owners’ interests in these entities.

Environmental

The Partnership is subject to extensive federal, state, and local environmental laws and regulations.  These laws regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the adverse environmental effects of the disposal or release of petroleum or chemical substances at various sites.  Environmental expenditures are expensed or capitalized depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed.  Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

The Partnership may be subject to removal and restoration costs upon retirement of its facilities.  Management is currently unable to predict when, or if, these facilities will become obsolete and require restoration.  Accordingly, no provision for this liability has been made in these financial statements as both the amount and timing of such potential future costs are indeterminable.

Income Tax

The Partnership is not subject to federal income taxes; instead, the taxable earnings or losses of the Partnership are reported by the Partners in their separate income tax returns. Accordingly, no provision for federal income taxes has been made in these financial statements.  The Partnership is subject to the Texas margin tax, and a provision for this expense is included in the statement of operations.

The Partnership recognizes uncertain tax positions only if it is “more likely than not” that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents.  The Partnership has evaluated tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority.  Based on this analysis, all material tax positions were deemed to meet a more likely than not threshold.  Therefore, no tax expense, including any interest and penalties, was recorded in the current period.  All tax years since inception of the Partnership (August 6, 2012) remain open.

Comprehensive Income

Comprehensive income is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Partnership has no items of comprehensive income other than net income in any period presented. Therefore, net income as presented in the consolidated statement of operations equals comprehensive income.

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

3. Property and Equipment

Property and equipment consist of the following:

	Estimated Life	June 30, 2013	December 31, 2012

Disposal wells	2 - 30 years	$23,062,266	$16,245,158
Logistics equipment	2 - 7 years	8,825,550	5,181,869
Building, furniture and improvements	2 - 30 years	765,670	532,546
Software	3 years	24,870	24,870
Permits and bonds		1,125,000	1,125,000
Land		569,148	545,862

		34,372,504	23,655,305

Accumulated depreciation		(1,556,469)	(269,239)

		$32,816,035	$23,386,066

4. Accrued Expenses

Accrued expenses consist of the following:

	June 30, 2013	December 31, 2012

Accrued wages	$623,542	$165,065
Accrued income taxes	170,918	34,368
Accrued acquisition costs	—	139,854
Other accrued expenses	1,395,490	86,489

Total accrued expenses	$2,189,950	$425,776

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

5. Related Party Debt

Related party debt consisted of the following:

	June 30, 2013	December 31, 2012

Related party note payable and interest	$1,500,000	$1,500,000
Related party accrued interest payable	22,500	176,357
Related party accounts payable	357,516	—

	$1,880,016	$1,676,357

Related party debt is payable in installments through December 27, 2013. The note bears interest at a rate of 6% per annum.

6.              Related Party Transactions

The Partnership enters into transactions with related parties in the normal course of business. Related party balances result from transactions with related parties.

During the six months ended June 30, 2013, the Partnership paid $4,743,174 to related parties for reimbursement of expenses paid by related parties, chemicals, equipment rental, disposal fees and other operating and miscellaneous costs. Sales to related parties totaled $30,174 for the six months ended June 30, 2013.

Management Agreement

Included in the Partnership’s Limited Partnership Agreement are provisions for a fee to be paid to its general partner for management expenses and overhead expenses. The fees are not to exceed $50,000 per month, or 10% of distributable cash flow.

7.              Commitments and Contingencies

Concentrations of Credit Risk

Financial instruments which subject the Partnership to credit risk consist primarily of cash balances maintained in excess of federal depository insurance limits and trade receivables. All of the Partnership’s non-interest bearing cash balances were fully insured at December 31, 2012 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage reverted to $250,000 per depositor at each financial institution, and the Partnership’s non-interest bearing cash balances may again exceed federally insured limits. The Partnership restricts investment of temporary cash investments to financial institutions with high credit standings.

The Partnership’s customer base consists primarily of multi-national and independent oil and natural gas producers. The Partnership does not require collateral on its trade receivables. For the six months ended June 30, 2013, three customers accounted for 29%, 22%, and 17% of total

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

revenues, respectively. There were no other customers that amounted to 10% or more of total revenues.

Trade accounts receivable are from companies within the oil and natural gas industry and as such the Partnership is exposed to normal industry credit risks. At June 30, 2013, one customer accounted for 37% of total accounts receivable. As of December 31, 2012, two customers constituted 20% and 14% of total accounts receivable, respectively. There were no other customers that amounted to 10% or more of total accounts receivable balance at June 30, 2013 or December 31, 2012.

Risks and Uncertainties

As an independent oilfield services contractor that provides hauling services to oil and natural gas companies in Texas, the Partnership’s revenue, profitability, cash flows and future rate of growth are substantially dependent on its ability to (1) maintain adequate equipment utilization, (2) maintain adequate pricing for the services it provides, and (3) maintain a trained work force. Failure to do so could adversely affect the Partnership’s financial position, results of operations, and cash flows.

Because the Partnership’s revenues are generated primarily from customers who are subject to the same factors generally impacting the oil and natural gas industry, the Partnership’s operations are also susceptible to market volatility resulting from economic, cyclical, weather related, or other factors related to the industry. Changes in the level of operating and capital spending in the industry, decreases in oil and natural gas prices, or industry perception about future oil and natural gas prices could materially decrease the demand for the Partnership’s services, adversely affecting its financial position, results of operations and cash flows.

Employment Agreement

On December 27, 2012 the Partnership entered into an employment agreement with the president of its water hauling subsidiary. The agreement has a term of two years and is renewable for an additional year on its annual anniversary, without prior written notice of intent to cancel. Included in the agreement is a provision for monthly bonuses paid to the employee based on net profits of the subsidiary and net profits of water disposal subsidiaries.

Management Agreement

Included in the Partnership’s Limited Partnership Agreement dated August 31, 2012 are provisions for a fee to be paid to its general partner for management expenses and overhead expenses. The fees are not to exceed $50,000 per month or 10% of distributable cash flow.

Litigation

The Partnership is subject to various other claims and legal actions that arise in the ordinary course of business. Management does not believe that any of these claims and actions, individually or in the aggregate, will have a material adverse effect on the Partnership’s business, financial condition, results of operations, or cash flows, although management cannot guarantee that a material adverse effect will not occur.

Oilfield Water Lines, LP

Notes to Unaudited Condensed Consolidated Financial Statements

Capital Commitments

On August 31, 2012, a Limited Liability Company in which the Partnership owns a 75% interest was formed for the purpose of developing a water disposal facility in South Texas. Included in the Limited Liability Company Agreement is a provision to provide a carried interest to a related party in the amount of 25% of the first $5,000,000 in return for services rendered and to be rendered in the drilling of the disposal well. On December 27, 2012, a Limited Liability Company in which the Partnership owns 75% was formed for the purpose of developing a water disposal facility in South Texas. Included in the Limited Liability Company Agreement is a provision to provide a carried interest to a related party in the amount of 25% of the first $5,000,000 in return for services rendered and to be rendered in the drilling of the disposal well.

8. Supplemental Cash Flow Information

Six Months Ended June 30, 2013

Cash paid for
Interest	$78,098

9. Subsequent Events

On August 2, 2013, NGL Energy Partners LP acquired all of the operating subsidiaries of Oilfield Water Lines, LP for 2,463,287 common units and $168 million in cash, plus net working capital.

The agreement with NGL Energy Partners LP includes a provision whereby the purchase price may be increased if certain performance targets are achieved. If the acquired assets generate Adjusted EBITDA, as defined in the agreement, in excess of $40 million on an annualized basis during any one of the six months following the acquisition, the purchase price will be increased by six times the amount by which this target is exceeded. The maximum potential increase to the purchase price under this provision is $60 million.

The Partnership has evaluated subsequent events through October 17, 2013, the date the financial statements were available for issuance.